EXHIBIT 21

                               CONMED Corporation

                         Subsidiaries of the Registrant

                 Name                          State or Country of Incorporation
--------------------------------------         ---------------------------------

Aspen Laboratories, Inc.                                Colorado
Bionx Implants, Inc.                                    Pennsylvania
CONMED Andover Medical, Inc.                            New York
CONMED Integrated O.R. Solutions, Inc.                  New York
CONMED Receivables Corporation                          New York
Envision Medical Corporation                            California
Largo Lakes I Limited Partnership                       Florida
Linvatec Corporation                                    Florida
Linvatec Australia Pty. Ltd                             Australia
Linvatec Belgium S.A.                                   Belgium
Linvatec Canada ULC                                     Canada
Linvatec Deutschland GmbH                               Germany
Linvatec Europe SPRL                                    Belgium
Linvatec France S.A.R.L.                                France
Linvatec Korea Ltd.                                     Korea
Linvatec U.K. Ltd.                                      United Kingdom
Nortrex Medical Corporation                             Canada